                                                                  EXHIBIT 4(a)

                 THE CHASE MANHATTAN BANK, N.A.

                          CHEMICAL BANK

                        NATIONSBANK, N.A.

                   $45,000,000 Credit Facility
                               to
                           ONEIDA LTD.


                        January 19, 1996

                 THE CHASE MANHATTAN BANK, N.A.
                          CHEMICAL BANK
                        NATIONSBANK, N.A.

                   $45,000,000 Credit Facility
                               to
                           ONEIDA LTD.

                        January 19, 1996


                        Table of Contents

1. Credit Agreement
2. Promissory Note in favor of The Chase Manhattan Bank, N.A. ("Chase")
3. Competitive Bid Note in favor of Chase
4. Promissory Note in favor of Chemical Bank ("Chemical")
5. Competitive Bid Note in favor of Chemical
6. Promissory Note in favor of NationsBank, N.A. ("NationsBank")
7. Competitive Bid Note in favor of NationsBank
8. Confirmation and Acknowledgment
9. Secretary's Certificate of Oneida Ltd. ("Oneida")
10. Secretary's Certificate of Buffalo China, Inc. ("Buffalo China")
11. Secretary's Certificate of Camden Wire Co., Inc. ("Camden")
12. Waiver
13. Officer's Certificate
14. Officer's Certificate Designating Restricted Subsidiaries
15. Opinion of Counsel - Oneida
16. Opinion of Counsel - Buffalo China
17. Opinion of Counsel - Camden
18. Good Standing Certificates
19. Franchise Tax Searches
20. Supplemental Secretary's Certificate of Oneida

                        CREDIT AGREEMENT

                              AMONG


                          ONEIDA LTD.,

                   the Banks signatory hereto

                               and

                 THE CHASE MANHATTAN BANK, N.A.,

                            as Agent


                        U.S. $45,000,000


                  Dated as of January 19, 1996

                        TABLE OF CONTENTS

                                                            Page
SECTION 1. INTERPRETATIONS AND DEFINITIONS                 1
     1.1 Definitions                                       1
     1.2 Accounting Terms                                  12

SECTION 2. THE CREDIT                                      13
2.1  Loans                                                 13
2.2  Method of Borrowing With Respect to Base Rate
     Loans and Eurodollar Loans                            13
2.3  Competitive Bid Loans                                 14
2.4  Promissory Notes                                      17
2.5  Interest Rates and Payments                           18
2.6  Interest Periods                                      18
2.7  Fees                                                  18
2.8  Changes of Commitments                                19
2.9  Required Repayments                                   19
2.10 Optional Prepayments                                  19
2.11 General Provisions as to Payments                     20
2.12 Computation of Interest and Fees                      20

SECTION 3. CONDITIONS OF LENDING                           20
     3.1 All Loans                                         20
     3.2 Initial Loan                                      21

SECTION 4. CHANGE IN CIRCUMSTANCES AFFECTING
     EURODOLLAR LOANS                                      22
4.1  Basis for Determining Interest Rate Inadequate        22
4.2  Illegality                                            22
4.3  Increased Costs                                       23
4.4  Funding Losses                                        24
4.5  Survival                                              25

SECTION 5. REPRESENTATIONS AND WARRANTIES                  25
5.1 Corporate Existence and Power                          25
5.2  Corporate Authorization                               25
5.3  Binding Effect                                        25
5.4  Financial Statements                                  25
5.5  Litigation                                            26
5.6  Taxes                                                 26

5.7  Governmental and Other Approvals                      26
5.8  ERISA                                                 26
5.9  Subsidiaries                                          27
5.10 Liens                                                 27
5.11 Absence of Defaults                                   27
5.12 Environmental Compliance                              27

SECTION 6. COVENANTS                                       27
6.1  Financial Statements                                  27
6.2  Current Ratio                                         29
6.3  Guaranties                                            29
6.4  Liens and Encumbrances                                29
6.5  Restricted Payments and Restricted Investments        30
6.6  Restricted Dividends                                  31
6.7  Merger and Consolidation                              31
6.8  Transactions with Affiliates; Restricted
     Subsidiaries                                          31
6.9  Sale of Property and Subsidiary Stock                 32
6.10 Net Worth                                             33
6.11 Interest Coverage Ratio                               33
6.12 Payment of Taxes and Claims                           33
6.13 Maintenance of Properties and Corporate Existence     33
6.14 Payment of Notes and Maintenance of Office            34
6.15 ERISA Compliance                                      34
6.16 Use of Proceeds                                       35
6.17 Limitations on Debt                                   35
6.18 Guarantors                                            35
6.19 Compliance with Laws                                  36
6.20 Change in Business                                    36

SECTION 7. EVENTS OF DEFAULT                               36

SECTION 8. THE AGENT; RELATIONS AMONG BANKS
     AND BORROWER                                          39
8.1  Appointment, Powers and Immunities of Agent           39
8.2  Reliance by Agent                                     39
8.3  Defaults                                              39
8.4  Rights of Agent as a Bank                             40
8.5  Indemnification of Agent                              40
8.6  Documents                                             40
8.7  Non-Reliance on Agent and Other Banks                 41
8.8  Failure of Agent to Act                               41
8.9  Resignation or Removal of Agent                       41
8.10 Amendments Concerning Agency Function                 42
8.11 Liability of Agent                                    42
8.12 Transfer of Agency Function                           42

8.13 Non-Receipt of Funds by the Agent                     42
8.14 Withholding Taxes                                     42
8.15 Several Obligations and Rights of Banks               43
8.16 Pro Rata Treatment of Loans, Etc.                     43
8.17 Sharing of Payments Among Banks                       43

SECTION 9. MISCELLANEOUS                                   44
9.1  Notices
9.2  Amendments and Waivers;  Cumulative Remedies          44
9.3  Assignments and Participations                        45
9.4  Expenses; Documentary Taxes                           46
9.5  Counterparts                                          46
9.6  Headings                                              46
9.7  Governing Law                                         47
9.8  Jurisdiction                                          47
9.9  Waiver of Jury Trial                                  47
9.10 Successors and Assigns                                47
9.11 Entire Agreement                                      47

Exhibit A - Form of Promissory Note
Exhibit B - Form of Competitive Bid Note
Exhibit C - Form of Competitive Bid Quote Request
Exhibit D - Form of Competitive Bid Quote
Exhibit E - Schedule of Liens
Exhibit F - Form of Guarantee Agreement
Exhibit G - Pricing Grid

     CREDIT AGREEMENT dated as of January 19, 1996 between ONEIDA LTD., a New York corporation (the "Borrower"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks"), and THE CHASE MANHATTAN BANK, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

     The Borrower has requested that the Banks make loans to it in the aggregate amount not exceeding $45,000,000 at any time outstanding, and the Banks are prepared to extend such credit. Accordingly, the Borrower, the Banks and the Agent agree as follows:

SECTION 1. INTERPRETATIONS AND DEFINITIONS

     1.1 Definitions. The following terms, as used herein, shall have the following respective meanings:

          Absolute Interest Rate-- a market rate of interest fixed for a period ranging from 30 days to 180 days, determined through an auction for short-term borrowings conducted in response to a Competitive Bid Quote Request.

         Adjusted Tangible Assets-- all assets except:

              (i) deferred assets, other than prepaid insurance and prepaid taxes, deferred taxes and deferred pension expense;

              (ii) patents, copyrights, trademarks, trade
names,   franchises,  good  will,  experimental  expense  and   other   similar
intangibles;

              (iii) Restricted Investments;

              (iv) unamortized debt discount and expense; and

              (v) assets located, and notes and accounts receivable due from obligors domiciled, outside the United States of America, unless such assets are owned by or such notes and accounts receivable are due from Restricted Subsidiaries.

         Affiliate-- a Person (other than a Restricted Subsidiary) which directly controls, or is controlled by, or is under common control with, the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agency Office-- the office of the Agent presently located at 4 Chase Metrotech Center, 13th Floor, Brooklyn, New York, 11245 or such other office as the Agent may designate in writing.

         Agreement-- this Credit Agreement dated as of January 19, 1996 between the Borrower, the Banks, and the Agent, as amended or modified from time to time.

         Applicable Lending Office-- for each Bank and each type of Loan, the Lending Office of such Bank (or of an affiliate of such Bank) designated on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

         Base Rate-- for any day, the higher of (a) the Federal Funds Rate for such day plus one-half of 1% per annum or (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         Base Rate Loan-- a Loan which bears interest at rates based upon the Base Rate.

         Closing Date-- January 19, 1996 or such other date as the parties may mutually agree.

         Code-- the Internal Revenue Code of 1986, as amended.

         Commitment-- as to each Bank, the obligation of such Bank to make Loans pursuant to Section 2.1 hereof in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.8 hereof).

         Competitive Bid Borrowing-- has the meaning given to such term in
Section 2.3(c) of this Agreement.

         Competitive Bid Loan-- a Loan made in accordance with Section 2.3 of this Agreement.

         Competitive Bid Quote-- an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.3(d) of this Agreement.

         Competitive Bid Quote Request-- a request by Borrower for Competitive Bid rate offers pursuant to Section 2.3(c) of this Agreement.

         Competitive  Bid  Rate-- has the meaning given to such  term  in
Section 2.3(d) of this Agreement.

         Consolidated Adjusted Net Income-- for any period, the gross revenues of the Borrower and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

              (a) (i) any gains or losses on the sale or other disposition of investments and

                   (ii) any gains or losses on the sale or other disposition of plant, property and equipment which gains or losses exceed, in the aggregate, $100,000 during any fiscal year and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

              (b)  the proceeds of any life insurance policy;

              (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

              (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Borrower or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

              (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Borrower or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Restricted Subsidiary prior to the date of such consolidation or merger;

              (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Restricted Subsidiary in the form of cash distributions or readily marketable securities;

              (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary;

              (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

              (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

              (j) any gain arising from the acquisition of any securities of the Borrower or any Restricted Subsidiary;

              (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such fiscal period or during the period consisting of the four consecutive fiscal quarters immediately following the end of such fiscal period; and

              (l)  any other extraordinary gain.

         Consolidated Adjusted Tangible Assets-- at any date means the Adjusted Tangible Assets of the Borrower and its Restricted Subsidiaries at such date determined on a consolidated basis.

         Consolidated Adjusted Tangible Net Worth-- at any date means:

              (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which the Adjusted Tangible Assets of the Borrower and all Restricted Subsidiaries would be shown on a consolidated balance sheet at such date, but excluding any amount on account of write-ups of assets after October 30, 1993;

              (ii) minus the amount at which their liabilities (other than capital stock and surplus) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential
liabilities  and  all  minority  interests   in   Restricted Subsidiaries.

         Consolidated Cash Flow-- with respect to the Borrower and all Restricted Subsidiaries, means for any period the sum (without duplication) of
(i) Consolidated Adjusted Net Income, (ii) all provisions for federal, state or other income taxes made by the Borrower and its Restricted Subsidiaries during such period, (iii) Consolidated Interest Charges for such period, and (iv) depreciation and amortization deducted in determining Consolidated Adjusted Net Income.

         Consolidated Current Assets-- at any date means the amount at which the current assets of the Borrower and all Restricted Subsidiaries would be shown on a consolidated balance sheet at such date.

         Consolidated Current Liabilities-- at any date means the amount at which the current liabilities of the Borrower and all Restricted Subsidiaries would be shown on a consolidated balance sheet at such date, plus (without duplication) the aggregate amount of their Guaranties of current liabilities of other Persons outstanding at such date.

         Consolidated Income Available for Interest Charges-- with respect to the Borrower and all Restricted Subsidiaries, means for any period the sum (without duplication) of (i) Consolidated Adjusted Net Income, (ii) to the extent deducted in determining Consolidated Adjusted Net Income, all provisions for federal, state or other income taxes made by the Borrower and its Restricted Subsidiaries during such period, and (iii) Consolidated Interest Charges for such period.

         Consolidated Interest Charges-- with respect to the Borrower and all Restricted Subsidiaries means for any period the sum of (i) interest expense with respect to their liabilities for Long Term Debt (including the current portion thereof) and Current Debt and (ii) to the extent not already included in (i), imputed interest expenses on capitalized lease obligations.

         Controlled Group-- all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

         Current Debt-- with respect to any Person, means all liabilities for borrowed money, all obligations under capitalized leases, and all liabilities secured by any Lien, other than any Lien permitted by Section 6.4(a)(i)-(iv), existing on Property owned by that Person (whether or not those liabilities have been assumed) which, in any case, are payable on demand or within one year from their creation, plus the aggregate amount of Guaranties by that Person of all such liabilities of other Persons, except:

              (i) any liabilities which are renewable or extendible at the option of the debtor to a date more than one year from the date of creation thereof; and

              (ii) any liabilities which, although payable within one year, constitute principal payments on indebtedness expressed to mature more than one year from the date of its creation.

         Default-- any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both, would become an Event of Default.

         Dollars and the sign $-- means lawful money of the United States of America.

         Domestic Business Day-- any day except a Saturday, Sunday, or other day on which commercial banks in the State of New York are authorized by law to close.

         Environmental Law-- any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other
governmental  restrictions  relating  to  the  environment  or  to   emissions,
discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground
water,   or  land,  or  otherwise  relating  to  the  manufacture,  processing, distribution,  use,  treatment, storage, disposal, transport,  or  handling  of
pollutants,   contaminants,  chemicals,  or  industrial,  toxic  or   hazardous
substances or wastes.

         ERISA-- the Employee Retirement Income Security Act of 1974, as from time to time amended.

         ERISA Affiliate-- any corporation or trade or business which is a member of any group or organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

         Eurodollar Business Day-- any Domestic Business Day on which commercial banks are also open for domestic and international business (including dealings in Dollar deposits in the interbank Eurodollar market).

         Eurodollar Loan-- a Loan which the Borrower specifies pursuant to
Section 2.2 hereof to be a Eurodollar Loan.

         Eurodollar Margin -- means a rate per annum ranging from 1/2% to 1% to be determined by the Agent as of the first day of May, August, November and February of each year based on the ratio of Total Funded Debt at the end of Borrower's most recent fiscal quarter to Consolidated Cash Flow for the four fiscal quarters ending with such quarter, as more particularly set forth on Exhibit G attached hereto. The ratio of Total Funded Debt to Consolidated Cash Flow shall be determined by the Agent based on the financial statements required to be delivered by Borrower under Section 6.1 (a) and
(b) hereof. Should the Banks fail to receive Borrower's financial statements within the time periods set forth in Section 6.1 (a) and (b), the Eurodollar Margin shall become 1% on the first day of the next succeeding May, August, November or February.

         Event of Default-- has the meaning set forth in Section 7 hereof.

         Federal Funds Rate-- for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Reference Bank on such day on such transactions as determined by the Agent.
         Guarantee Agreement-- means a guarantee agreement, substantially in the form of Exhibit F annexed hereto, executed and delivered by each Guarantor guaranteeing the payment of amounts due hereunder and the Borrower's performance of its obligations required to be performed hereunder, provided that (a) the Guarantee Agreement executed by Buffalo China, Inc. shall be limited to a maximum liability of $10,000,000, (b) the Guarantee

Agreement executed by Camden Wire Co., Inc. shall be limited to a maximum liability of $20,000,000, and (c) the Guarantee Agreement executed by each other Guarantor shall be limited to an amount mutually acceptable to Borrower and the Banks, which amount shall be not less than the greater of (i) 80% of the Tangible Net Worth of such Guarantor, (ii) 35% of the Adjusted Tangible Assets of such Guarantor, or (iii) the amount of the intercompany loan account, if any, maintained by Borrower for the benefit of such Guarantor, all determined as of the date the Guarantee Agreement is executed by such Guarantor.

         Guarantor-- means each of Buffalo China, Inc., Camden Wire Co., Inc. and each Restricted Subsidiary created or acquired after the date of this Agreement whose Adjusted Tangible Assets account for 5% or more of the Consolidated Adjusted Tangible Assets of Borrower and its Restricted Subsidiaries.

         Guaranty-- with respect to any Person, means all guaranties of, and all other obligations which in effect guaranty in any manner, any indebtedness, dividend or other obligation of any other Person other than any Restricted Subsidiary or the Borrower (such other person hereafter referred to as the "primary obligor"), including obligations incurred through an agreement, continent or otherwise, by such Person:

              (i) to purchase such indebtedness or obligation or, in the circumstances contemplated by Clause (iii) below, any Property constituting security thereof;

              (ii) to advance or supply funds (A) for the purchase or payment of such indebtedness or obligation, or (B) to maintain working capital or any balance sheet or income statement condition;

              (iii) to lease Property, or to purchase Securities or other Property or services, primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or

              (iv) otherwise to assure the owner of such indebtedness or obligation, or the primary obligor, against loss;

but excluding endorsements in the ordinary course of business of negotiable instruments for deposit or collection.

     The amount of any Guaranty shall be deemed to be the maximum amount for which such Person may be liable, upon the occurrence of any contingency or otherwise, under or by virtue of the Guaranty.

         Interest Period-- (A) with respect to each Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day one, two, three, four, five, six or twelve months thereafter, as the Borrower may elect; provided that:

                   (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                   (ii) any Interest Period which begins on the last Eurodollar Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Eurodollar Business Day of the corresponding calendar month; and

                   (iii) no Interest Period may extend beyond the Termination Date, and the Banks shall be under no obligation to make a Eurodollar Loan if the Interest Period selected by the Borrower would extend beyond the Termination Date.

              (B) With respect to each Competitive Bid Loan, the period commencing on the date of such Loan and ending on such day as the Borrower may request and the Banks may offer pursuant to Section 2.3, provided that such period may not be shorter than 30 days and may not exceed 180 days.

         Lien-- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether the interest is based on common law, statute or contract (including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting Property, provided that they do not constitute security for a monetary obligation. For the purposes of this Agreement, the Borrower or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien. The amount of any Lien shall be the aggregate amount of the obligation secured thereby.

         Loan and Loans-- a Base Rate Loan, Eurodollar Loan, or a Competitive Bid Loan, or any combination thereof, as the context may require.

         London Interbank Offered Rate-- applicable to any Interest Period means the interbank offered rate quoted by the Reference Bank (and rounded upwards to the nearest 1/16 of 1%) to prime banks in the London interbank market as of 11:00 a.m. London time two Eurodollar Business Days prior to the first day of the Interest Period applicable to the relevant Eurodollar Loan for deposits in Dollars in amounts and for durations comparable to such Eurodollar Loan and applicable Interest Period divided by 1 minus the Reserve Requirements (rounded upwards if necessary to the nearest 1/100 of 1%).

         Long Term Debt-- with respect to any Person, means all liabilities for borrowed money (including, without limitation, subordinated debt), all obligations under capitalized leases, and all liabilities secured by any Lien, other than any Lien permitted by Section 6.4(a)(i)-(iv), existing on Property owned by that Person (whether or not those liabilities have been assumed), or any other obligation (other than deferred taxes) which are required by generally accepted accounting principles to be shown as liabilities on its balance sheet which, in any case, are payable more than one year from the date of their creation, including (i) any liabilities which are renewable or extendible at the option of the obligor to a date more than one year from their creation and (ii) any liabilities which, although payable within one year, constitute principal payments on indebtedness expressed to mature more than one year from its creation, plus the aggregate amount of Guaranties by that Person of all such liabilities of other Persons.

         Notes-- the Notes of the Borrower provided for by Section 2.4 hereof substantially in the form of Exhibit A or Exhibit B, as applicable, with each such note individually referred to as a "Note".

         PBGC-- the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Pension Plans-- all "employee pension benefit plans" as such term is defined in Section 3 of ERISA, maintained by the Borrower and its Subsidiaries from time to time.

         Person-- an individual, partnership, corporation, trust or unincorporated
organization,  and  a  government  or  a  governmental  agency   or   political
subdivision.

         Plan-- any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         Prime Rate-- the rate of interest publicly announced by the Reference Bank from time to time as its Prime Rate, regardless of whether that rate is the lowest rate actually charged by such Bank on commercial borrowings. Each change in interest rate provided for herein shall take effect at the time of such change in the Prime Rate.

         Principal Office-- the office of the Agent presently located at One Lincoln Center, Syracuse, New York, or such other office as the Agent may designate to the Borrower in writing.

         Property-- any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Reference Bank-- The Chase Manhattan Bank, N.A. or any successor thereto.

         Required Banks-- Banks having at least 60% of the aggregate amount of the Commitments.

         Regulation D-- Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

         Regulatory Change-- with respect to any Bank, any change after the date of this Agreement in federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any federal, state, municipal or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the
interpretation   or administration thereof.

         Reserve Requirements-- for any Interest Period, means the average maximum rate at which reserves are required to be maintained during such time under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against Eurodollar liabilities (as defined therein). Without limiting the effect of the foregoing, the Reserve Requirements shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the London Interbank Offered Rate for Eurodollar Loans is to be determined or
(ii) any category of extensions of credit or other assets which include Eurodollar Loans.

         Restricted Dividends-- means all dividends or other distributions in respect of capital stock of the Borrower or any Restricted Subsidiary (except distributions in such stock or of warrants, rights or other options to purchase such stock), valued at the fair market value of the Property being dividended, distributed or otherwise transferred as a Restricted Dividend.

         Restricted Investments-- all Property, including all investments in any Person, whether by acquisition of stock, indebtedness, other obligation or Security, or by loan, advance, capital contribution, or otherwise, except:

              (i) investments in one or more Restricted Subsidiaries or any corporation which concurrently with such investment becomes a Restricted Subsidiary;

              (ii) Property to be used in the ordinary course of business, including without limitation, advances made to employees for expenses incurred in the ordinary course of business;

              (iii) current assets arising from the sale of goods and services in the ordinary course of business;

              (iv) direct obligations of the United States of America, or any of its agencies or obligations fully guaranteed by the United States of America, provided that such obligations mature within one year from the date acquired;

              (v) demand deposits or certificates of deposit maturing within one year from the date acquired and issued by a bank or trust company organized under the laws of the United States or any of its states, and having capital, surplus and undivided profits aggregating at least $50,000,000;

              (vi) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date acquired; and

              (vii) shares of capital stock of the Borrower held in its treasury as of the date of this Agreement.

         Restricted Payment-- means the excess, if any, of redemptions or acquisitions of capital stock of the Borrower or of warrants, rights or other options to purchase such stock, over the net proceeds of sales of such stock or of warrants, rights or other options to purchase such stock valued at the fair market value of the Property being distributed or otherwise transferred as a Restricted Payment.

         Restricted Subsidiary-- a Subsidiary,

              (i) organized under the laws of the United States, Puerto Rico, Canada, Mexico, or any member of the European Economic Community, or a jurisdiction thereof;

              (ii) which conducts substantially all of its business and has substantially all of its Property within the United States, Puerto Rico, Canada, Mexico, or any member of the European Economic Community;

              (iii)  a  majority of each class of capital stock  of  which is
legally   and  beneficially  owned  by  the  Borrower  and/or  its   Restricted
Subsidiaries; and

              (iv) either (a) as of the Closing Date, is a Restricted Subsidiary within the meaning of paragraphs (i), (ii) and (iii) above or (b) is designated as a Restricted Subsidiary pursuant to Section 6.8(b) unless such Subsidiary is subsequently designated as an Unrestricted Subsidiary pursuant to
Section 6.8(b); provided that Buffalo China, Inc. and Camden Wire Co., Inc. shall at all times remain a Restricted Subsidiary under this Agreement.

         Security-- shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         Subsidiary-- a corporation in which the Borrower owns, directly or indirectly, sufficient Voting Stock to enable it ordinarily, in the absence of contingencies, to elect a majority of the corporate directors (or Persons performing similar functions).

         Tangible Net Worth-- with respect to any Person, means as of any date the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which the Adjusted Tangible Assets of such Person would be shown on a balance sheet at such date (but excluding any amount on account of a write-up of assets) minus the amount at which its liabilities (other than capital stock and surplus) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities and all minority interests in Subsidiaries.

         Termination Date-- February 20, 2001.

         Total Funded Debt-- the sum of (i) Long Term Debt (including the current portion thereof) and (ii) Current Debt.

         Unrestricted Subsidiary-- any Subsidiary which is not a Restricted Subsidiary.

         Voting Stock-- Securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

     1.2 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied.

SECTION 2. THE CREDIT

     2.1 Loans. Each Bank severally agrees, on the terms and conditions contained in this Agreement, to lend to the Borrower from time to time prior to the Termination Date an amount up to but not exceeding in the aggregate at any one time outstanding the amount of such Bank's Commitment as then in effect. The Loans may be outstanding as Eurodollar Loans or Base Rate Loans (each a "type" of Loan). The Loans of each Bank shall be made and maintained at such Bank's Applicable Lending Office for such type of Loans. During such period and within the foregoing limits, the Borrower may borrow under this Section 2.1, prepay to the extent permitted under Section 2.10 hereof and reborrow under this Section 2.1.

     2.2  Method  of  Borrowing With Respect to  Base  Rate  Loans  and
Eurodollar Loans.

         (a) With respect to each Base Rate Loan and Eurodollar Loan made pursuant to Section 2.1 hereof, the Borrower shall give the Agent (who shall promptly notify the Banks) at least one Domestic Business Days' notice in the case of a Base Rate Loan or at least three Eurodollar Business Days' notice in the case of a Eurodollar Loan (such Notice to be not later than 12 noon), specifying:

              (i) the date of such Loan, which shall be a Domestic Business Day in the case of a Base Rate Loan and a Eurodollar Business Day in the case of a Eurodollar Loan;

              (ii) the principal amount of such Loan which, in the case of a Eurodollar Loan, shall be in the minimum principal amount of $5,000,000 and in larger multiples of $1,000,000;

              (iii) whether the Loan is to be a Base Rate Loan or a Eurodollar Loan; and

              (iv) the duration of the Interest Period applicable thereto, subject to the definition of Interest Period.

         (b) Not later than 1:00 p.m. New York time on the date specified in each notice of borrowing, each Bank shall, through its Applicable Lending Office and subject to the terms of this Agreement, make the amount of the Loan to be made by that Bank available to the Agent at account number 900 9000 002 maintained by the Agent at its Agency Office in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the Borrower maintained with the Agent at its Agency Office.

     2.3 Competitive Bid Loans.

         (a) In addition to borrowings of Base Rate Loans and Eurodollar Loans pursuant to Section 2.1, the Borrower may, as set forth in this Section 2.3, request the Banks to make offers to make Competitive Bid Loans to the Borrower priced at any Absolute Interest Rate. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

         (b) The aggregate principal amount of all Competitive Bid Loans, together with the aggregate principal amount of all Base Rate Loans and Eurodollar Loans at any one time outstanding, shall not exceed the aggregate amount of the Commitments at such time.

         (c) When the Borrower wishes to request offers to make Competitive Bid Loans, it shall give the Agent (which shall promptly notify the Banks) notice (a "Competitive Bid Quote Request") so as to be received at the Agency Office no later than 11:00 a.m. New York time on the Business Day immediately preceding the date of borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), which notice shall be substantially in the form of Exhibit C hereto and shall specify:

              (i)  the  proposed  date  of   such borrowing (a "Competitive Bid
Borrowing"), which shall be a Business Day;

              (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.3(b) hereof to be violated; and

              (iii)  the duration of the Interest Period applicable thereto.

     The Borrower may request offers to make Competitive Bid Loans for up to three different Interest Periods in a single Competitive Bid Quote Request and there may be no more than three different Interest Periods for Competitive Bid Loans outstanding at the same time. Each request for a separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate Competitive Bid Borrowing. Except as otherwise provided in the preceding sentence, no Competitive Bid Quote Request shall be given within five Business Days of another Competitive Bid Quote Request.

         (d) (i) Each Bank may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Borrower's request under
Section 2.3(c) hereof specified more than one Interest Period, such Bank may make a single submission containing a separate offer for each such Interest Period and each such separate offer shall be deemed to be a separate Competitive Bid Quote. Each Competitive Bid Quote must be submitted to the Agent at the Agency Office not later than 10:00 a.m. New York time on the proposed date of borrowing; provided that any Competitive Bid Quote submitted by the Agent (or its Applicable Lending Office) may be submitted, and may only be submitted, if the Agent (or such Applicable Lending Office) notifies the Borrower of the terms of the offer contained therein not later than 9:45 a.m. New York time on the proposed date of borrowing. Except as otherwise provided in this Agreement, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

              (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit D hereto and shall specify:

                   (A) the proposed date of borrowing and the Interest Period therefor;

                   (B) the principal amount of the Competitive Bid Loan for which each offer is being made, which principal amount (x) may be greater than or less than the unused Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger multiple of $1,000,000, and (z) may not exceed the principal amount of the Competitive Bid Borrowing for which offers were requested;

                   (C) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Bid Loan; and

                   (D)  the identity of the quoting Bank.

     No Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request; provided, however, that a Competitive Bid Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made.

         (e) The Agent shall as promptly as practicable after such Competitive Bid Quote is submitted (but in any event not later than 10:15 a.m. New York time) notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 2.3(d) hereof and
(ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of the Competitive Bid Borrowing for which offers have been received and (B) the respective principal amounts and Competitive Bid Rates so offered by each Bank (identifying the Bank that submitted each Competitive Bid Quote).

         (f) Not later than 11:00 a.m. New York time on the proposed date of borrowing the Borrower shall notify the Agent at the Agency Office of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.3(e) hereof and the Agent shall promptly notify each affected Bank (it being understood that in the event the Borrower does not so advise the Agent of its acceptance by such time it shall be deemed to have declined to accept any such offers). In the case of acceptance, such notice shall specify the aggregate principal amount of the Competitive Bid Quote for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part from any Bank shall be at least $5,000,000 and in multiples of $1,000,000); provided that:

              (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

              (ii) the aggregate principal amount of each Competitive Bid Borrowing shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.3(b) hereof to be violated;

              (iii) acceptance of offers may only be made in ascending order of Competitive Bid Rates;

              (iv) the Borrower may not accept any offer that the Agent has determined (and advised the Borrower) fails to comply with Section 2.3(d) hereof or otherwise fails to comply with the requirements of this Agreement.

If offers are made by two or more Banks with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $1,000,000) in proportion to the aggregate principal amount of such offers; provided, however, that no Bank shall be required to make a Competitive Bid Loan in an amount less than that specified as a minimum in its Competitive Bid Quote. Determinations by the Borrower of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

         (g) Any Bank whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Agency Office at account number 900 9000 002 in immediately available amounts. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

         (h) The amount of any Competitive Bid Loan made by any Bank shall not constitute a utilization of such Bank's Commitment; provided, however, that for the duration of any Competitive Bid Loan, each Bank's obligation to make Eurodollar Loans and Base Rate Loans shall be reduced on a pro rata basis to account for the utilization of a portion of the aggregate amount of the Commitments by such Competitive Bid Loan, as set forth in Section 2.3(b) hereof.

         (i) Each Competitive Bid Loan made by a Bank shall be for the sole account of such Bank, and none of the other Banks shall have any obligation or liability with respect thereto.

     2.4 Promissory Notes.

         (a) The Base Rate Loans and Eurodollar Loans made by each Bank shall be evidenced by a Note payable to the order of each such Bank in substantially the form of Exhibit A. Each Note shall be dated on or before the date of the first such Loan, shall set forth the amount of the Bank's Commitment as the maximum principal amount thereof and shall have the blanks therein appropriately completed.

         (b) The Competitive Bid Loans made by each Bank shall be evidenced by a single promissory note payable to the order of such Bank in substantially the form of Exhibit B. Each Note shall be dated on or before the date of the first such Loan, shall set forth the aggregate amounts of the Commitments as the maximum principal amount thereof, and shall have the blanks therein appropriately completed.

         (c) Each Bank shall record and, prior to any transfer of its Notes, shall endorse on the schedule forming a part thereof appropriate notations evidencing the date and amount of each payment of principal made by the Borrower with respect thereto. Each Bank is hereby irrevocably authorized by the Borrower to endorse its Notes and to attach to and make a part of its Notes a continuation of any such Schedule as and when required, provided that any failure by a Bank to make any endorsement shall not affect the obligation of the Borrower hereunder or under its Notes. In lieu of endorsing borrowings and payments on schedules to its Notes, each Bank may maintain on its books and records (including computer records) an account in the name of Borrower showing the date and amount of each borrowing under this Agreement, as well as the date and amount of each payment of principal and interest with respect thereto, provided that prior to any transfer of its Notes each Bank shall endorse on the schedule attached thereto the date and amount of each borrowing and the date and amount of each principal payment. Borrower agrees that such books and records (or the schedules with notations thereon) shall be prima facie evidence of all borrowings and payments made hereunder and shall be conclusive upon Borrower absent manifest error.

     2.5 Interest Rates and Payments.

         (a)   Each  Base  Rate Loan shall bear interest on  the  outstanding principal  amount  thereof  payable in arrears on the  last  day  of  November,
February, May and August while any principal balance on such Loan is outstanding, and on the maturity thereof, at a rate per annum equal to the Base Rate. Such interest rate shall be adjusted automatically on and as of the effective date of any change in the Base Rate. Overdue principal of and, to the extent permitted by law, overdue interest on each Base Rate Loan shall bear interest for each day until paid at a rate per annum equal to the sum of 1% plus the otherwise applicable rate for such day, payable immediately without demand of the Agent or any Bank.

         (b) Each Eurodollar Loan shall bear interest on the unpaid principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable in arrears on the last day of each Interest Period applicable thereto, and in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period. Any overdue principal of and, to the extent permitted by law, overdue interest on, each Eurodollar Loan shall bear interest payable on demand, for each day from the date payment thereof was due to the date of actual payment, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day, payable immediately without demand of the Agent or any Bank.

         (c) Each Competitive Bid Loan shall bear interest at the applicable Competitive Bid Rate. Such interest shall be payable in arrears on the last day of each Interest Period applicable thereto, and in the case of an Interest Period greater than 90 days, at 90-day intervals after the first day of such Interest Period. Any overdue principal and, to the extent permitted by law, overdue interest on each Competitive Bid Loan shall bear interest for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day, payable immediately without demand of the Agent or any Bank.

     2.6 Interest Periods. The duration of the Interest Period for each Eurodollar Loan or Competitive Bid Loan shall be as specified in the applicable notice delivered pursuant to Sections 2.2 or 2.3, as applicable.

     2.7 Fees. The Borrower shall pay to the Agent for the account of each of the Banks:

         (a) a commitment fee computed at a rate per annum ranging from 12.50 basis points to 25 basis points applied to the daily average unused amount of each Bank's Commitment (for which purpose the amount of any Competitive Bid
Loan shall not be deemed to be a utilization of a Bank's Commitment). The commitment fee rate will be determined by the Agent as of the first day of May, August, November and February of each year based on the ratio of Total Funded Debt at the end of Borrower's most recent fiscal quarter to Consolidated Cash Flow for the four fiscal quarters ending with such quarter, as more particularly set forth on Exhibit G attached hereto. The ratio of Total Funded Debt to Consolidated Cash Flow shall be determined by the Agent based on the financial statements required to be delivered by Borrower under Section 6.1(a) or (b) hereof. Should the Banks fail to receive Borrower's quarterly financial statements within the time periods set forth in Section 6.1 (a) or (b) the commitment fee shall become 25 basis points on the first day of the next succeeding May, August, November or February. Such commitment fee shall accrue from the date hereof to and including the Termination Date or, if earlier, the date on which the Commitments are terminated. The commitment fee shall be payable in arrears quarterly on the last day of each February, May, August, and November of each year, commencing on the first such date after the Closing Date and ending on the Termination Date or, if earlier, the date on which the Commitments are terminated. Any overdue fee shall bear interest until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day, payable immediately without demand of the Agent;

         (b) a facility fee which shall accrue on the full amount of the Commitment of each Bank for the period from and including the date hereof to the Termination Date (or, if earlier, on the date the Commitment is terminated), regardless of usage, at a rate per annum equal to seven basis points, due and payable in arrears on the last day of each February, May, August and November, commencing on the first such date after the Closing Date or upon termination of the Commitments. Any overdue fee shall bear interest until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day, payable immediately without demand of the Agent.

     2.8 Changes of Commitments. The Borrower shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time, provided that: (i) the Borrower shall give three Domestic Business Days' prior written notice to the Agent of each such reduction or termination; and (ii) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 or any multiple thereof. Such reduction or termination shall be permanent. The Commitments once reduced or terminated may not be reinstated. The accrued commitment fee and facility fee with respect to the terminated Commitment shall be payable on the effective date of such termination.

     2.9 Required Payments. The Borrower shall pay to the Agent for account of each Bank the principal of each Loan made by such Bank, and each Loan shall mature, on the earlier of the last day of the Interest Period therefor or the Termination Date.

     2.10 Optional Prepayments. The Borrower shall have the right to prepay Loans at any time or from time to time; provided that (a) the Borrower shall give the Agent at least two Domestic Business Days' notice in the event of a Base Rate Loan and four Eurodollar Business Days' notice in the event of a Eurodollar Loan, (b) Eurodollar Loans may be prepaid only if Borrower also pays in connection therewith any amounts payable pursuant to Section 4.4, and (c) Competitive Bid Loans may not be prepaid.

     2.11 General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans and fees hereunder not later than 12:00 noon on the date when due in funds immediately available at the Agency Office of the Agent, provided that, if a new Loan is to be made by any Bank on a date the Borrower is to repay any principal of an outstanding Loan of such Bank, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the excess of the principal to be borrowed over the principal to be repaid shall be made available by such Bank to the Agent as provided in Section 2.2(b) or 2.3(g), as applicable, or if the principal to be repaid exceeds the principal to be reborrowed, the Borrower shall pay to the Agent for the account of such Bank only an amount equal to such excess. Whenever any payment of principal of, or interest on, Base Rate Loans or Competitive Bid Loans, or of any commitment fee or facility fee, shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be advanced to the next preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time. In addition to
(and   without  limitation  of)  any  right  of  set-off,  bankers'   lien   or
counterclaim, each Bank has the option to offset balances held by it for the account of the Borrower at any of its offices against any principal of or interest on any of the Loans hereunder or any other amount payable by the Borrower hereunder which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that its failure to give such notice shall not affect the validity of any offset.

     2.12 Computation of Interest and Fees. The commitment fee, facility fee and interest on all Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

SECTION 3. CONDITIONS OF LENDING

     The obligation of the Banks to make each Loan hereunder is subject to the performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions:

     3.1 All Loans. In the case of each Loan, including the initial Loan:

         (a)  receipt by the Agent of the notice from the Borrower required by
Section 2.2 or Section 2.3(f), as applicable;

         (b) no Default or Event of Default shall have occurred and be continuing;

         (c) the representations and warranties contained in this Agreement shall be true on and as of the date of the Loan with the same force and effect as if made on and as of such date; and

         (d) receipt by the Agent of such other documents, evidence, materials and information with respect to the matters contemplated hereby as the Agent or any Bank may reasonably request.

     Each notice of borrowing by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Loan as to the facts specified in (b) and (c) above.

     3.2 Initial Loan. In the case of the initial Loan:

         (a)  receipt by each Bank of duly executed Notes in its favor;

         (b) receipt by the Agent of an opinion of counsel to the Borrower and each Guarantor covering such matters as the Agent or any Bank may reasonably request, dated the date of such Loan, satisfactory in form and substance to the Agent and the Banks;

         (c) receipt by the Agent of certified copies of the charter and by-laws of the Borrower and of all corporate action taken by the Borrower to authorize the execution, delivery, and performance of this Agreement, the Notes, the Loans hereunder and such other corporate documents and other papers as the Agent or any Bank may reasonably request;

         (d) receipt by the Agent of a certificate of a duly authorized officer of the Borrower as to the incumbency, and setting forth a specimen signature, of each of the persons

(i) who has signed this Agreement on behalf of the Borrower; (ii) who will sign the Notes on behalf of the Borrower; and (iii) who will, until replaced by other persons duly authorized for that purpose, act as the representatives of the Borrower for the purpose of signing documents in connection with this Agreement and the transactions contemplated hereby;

         (e) receipt by the Agent of a certificate of a duly authorized officer of the Borrower to the effect set forth in Section 3.l (b) and 3.l (c) hereof;

         (f) receipt by the Agent of a certificate
of   an  executive  officer  of  Borrower  certifying  which  Subsidiaries  are
Restricted Subsidiaries as of the Closing Date;

         (g) receipt by the Agent of certified copies of the charter and by-laws of Buffalo China, Inc. and Camden Wire Co., Inc. and of all corporate action taken by each such Guarantor to authorize the written confirmation of each Guarantee Agreement, and such other corporate documents and other papers as the Agent or any Bank may reasonably request;

         (h) receipt by the Agent of written confirmation executed by Borrower and each Guarantor confirming that (i) the Guarantee Agreements dated as of January 21, 1994 remain in full force and effect and guarantee all obligations of Borrower under this Agreement, and (ii) the Subordination Agreement dated as of January 21, 1994 remains in full force and effect and that all indebtedness owed by each Guarantor to Borrower is subordinated to the prior payment of indebtedness owed to the Banks under this Agreement and the Guarantee Agreements.

SECTION 4. CHANGE IN CIRCUMSTANCES AFFECTING EURODOLLAR LOANS

     4.1 Basis for Determining Interest Rate Inadequate. In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower in the absence of gross negligence or mathematical error) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate applicable for any Interest Period, or (ii) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of the London Interbank Offered Rate for any Interest Period are not likely to cover the cost to such Banks of making or maintaining such type of Loans, the Agent shall promptly give notice thereof to the Borrower, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (a) the obligations of the Banks to make Eurodollar Loans shall be suspended and (b) the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan. Unless the Borrower notifies the Agent to the contrary within three Eurodollar Business Days after receiving a notice from the Agent pursuant to this Section, the Borrower shall, concurrently with repaying each Eurodollar Loan of the Bank pursuant to this Section 4.1, borrow a Base Rate Loan in an equal principal amount.

     4.2 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Banks with any directive of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain, or fund its Eurodollar Loans, the Bank shall so notify the Borrower (with a copy to the Agent). Upon the giving of such notice, the Bank's obligation to make Eurodollar Loans shall be suspended and the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Loan of the Bank, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such Eurodollar Loan if the Bank may lawfully continue to maintain and fund such Eurodollar Loan to such day or (b) immediately if the Bank may not lawfully continue to fund and maintain such Eurodollar Loan to such day. Unless the Borrower notifies the Agent to the contrary within three Eurodollar Business Days after receiving a notice pursuant to this Section, the Borrower shall, concurrently with repaying each such Eurodollar Loan, borrow a Base Rate Loan in an equal principal amount.

     4.3 Increased Costs.

         (a)  If any Regulatory Change:

              (i) shall subject the Bank to any tax, duty or other charge with respect to its obligation to make Eurodollar Loans, its existing Competitive Bid or Eurodollar Loans, or the Notes, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its Eurodollar or Competitive Bid Loans or in respect of any other amounts due under this Agreement, in respect of its existing Eurodollar or Competitive Bid Loans or its obligation to make Eurodollar Loans (except for a change in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal executive office is located); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Reserve Requirements), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or shall impose on any Bank or on the United States market for certificates of deposit or the London interbank market any other condition affecting its obligation to make Eurodollar Loans, its existing Competitive Bid Loans or Eurodollar Loans or the Notes; or

              (iii) imposes any other condition affecting this Agreement or the Notes or Commitment of any Bank; and the result of any of the foregoing is to increase the cost to or impose a cost on any Bank of making any Eurodollar Loan or maintaining any Eurodollar Loan or Competitive Bid Loan, or to reduce the amount of any sum received or receivable by any Bank under this Agreement or under its Note with respect thereto, by an amount deemed by the Bank to be material, then, within four days after demand by the Bank (with a copy to the Agent), the Borrower agrees to pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. Each Bank will promptly notify the Borrower (with a copy to the Agent) of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section 4.3.

         (b)  Without limiting the effect of the foregoing provisions of this
Section 4.3, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of the Bank to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such type, prepay such Loans.

         (c)  Without limiting the effect of the foregoing provisions of this
Section 4.3 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each
Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 4.3(c) as promptly as practicable after it determines to request such compensation.

         (d)  A certificate of any Bank claiming compensation under this Section
4.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. If the Bank demands compensation under this Section 4.3, the Borrower may at any time, upon at least three Eurodollar Business Days' prior notice to the Bank, prepay in full the then outstanding Eurodollar Loans or Competitive Bid Loans, as the case may be, together with accrued interest thereon to the date of prepayment. Unless the Borrower notifies the Bank to the contrary within three Eurodollar Business Days prior to such prepayment, the Borrower shall concurrently with prepaying such Loans, borrow a Base Rate Loan in an equal principal amount.

     4.4 Funding Losses. If the Borrower makes any payment of principal with respect to any Eurodollar Loan or Competitive Bid Loan on any day other than the last day of an Interest Period applicable to such Loan, or if the Borrower fails to borrow or prepay any Eurodollar Loan or Competitive Bid Loan after appropriate notice or acceptance (as applicable) has been given to the Agent in accordance with Section 2.2, 2.10 and/or 2.3(f) hereof (as applicable), the Borrower shall reimburse the Agent (for the benefit of the Banks) on demand for any reasonable loss, cost or expense incurred by it attributable to such failure of the Borrower. Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid or not borrowed for the period from and including the date of such payment or failure to borrow to but excluding the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this
Section 4.4 shall be conclusive absent manifest error.

     4.5  Survival. The obligations of the Borrower under this Section  4
shall  survive  the  repayment  of  the  Loans  and  the  termination  of   the
Commitments.

SECTION 5. REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to each Bank that:

     5.1 Corporate Existence and Power. The Borrower and each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all corporate power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which the failure to qualify would materially and adversely affect the conduct of its business.

     5.2 Corporate Authorization. The execution, delivery, and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action and will not contravene, constitute a default under, or require the consent of another party pursuant to, any provision of law or regulation applicable to the Borrower or of the certificate of incorporation or by-laws of the Borrower, or of any judgment, order, decree, agreement or instrument binding on the Borrower or result in the creation of any Lien upon any of its property or assets not contemplated or permitted hereunder.

     5.3 Binding Effect. This Agreement constitutes, and the Notes when duly executed on behalf of the Borrower and delivered in accordance with this Agreement will constitute, the valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

     5.4 Financial Statements. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at January 28, 1995 and the related consolidated statements of income and retained earnings and changes in financial position of the Borrower for the fiscal year then ended, certified by Coopers & Lybrand, certified public accountants, copies of which have been delivered to the Bank, fairly present in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its consolidated Subsidiaries at such date and the consolidated results of operations for such fiscal year. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at October 28, 1995 and the related unaudited consolidated statements of income and retained earnings and changes in financial position of the Borrower and its consolidated Subsidiaries for the nine months then ended, copies of which have been delivered to the Bank, fairly present in accordance with generally accepted accounting principles, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at such date and the consolidated results of operations for such nine month period. No material adverse change has occurred in the financial position, results of operations or business of the Borrower and its consolidated Subsidiaries since January 28, 1995.

     5.5 Litigation. Except as disclosed in Borrower's audited financial statements as at January 28, 1995, there are no actions, suits or proceedings pending against or, to the knowledge of the Borrower, threatened against or affecting, the Borrower or any Restricted Subsidiary in any court or before or by any governmental department, agency or instrumentality, which would in the opinion of the Borrower require disclosure in Borrower's financial statements and in accordance with generally accepted accounting principles and would materially and adversely affect the financial condition or business of the Borrower and its consolidated Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under this Agreement or the Notes.

     5.6 Taxes. The Borrower has filed (or has obtained extensions of the time by which it is required to file) all United States Federal income tax returns and all other material tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

     5.7   Governmental  and  Other  Approvals.  No  approval,   consent   or
authorization of or filing or registration with any governmental authority or body is necessary for the execution, delivery or performance by the Borrower of this Agreement or the Notes or for the performance by the Borrower of any of the terms or conditions hereof or thereof, except for such approvals, consents or authorizations (copies of which have been delivered to the Bank) as have herein obtained and are in full force and effect.

     5.8 ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA. Borrower and each member of the Controlled Group have not incurred any accumulated funding deficiency within the meaning of ERISA.

     5.9 Subsidiaries. All of the outstanding capital stock of each Restricted Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens, except for a minority interest of approximately 7% of the common stock of Buffalo China, Inc. and a minority interest of 20% of the common stock of Oneida International, Inc.

     5.10 Liens. There are no mortgages, liens or security interests on the assets and properties, real or personal, of Borrower and its Subsidiaries other than as set forth on Exhibit E.

     5.11 Absence of Defaults. Each of the Borrower and any Restricted Subsidiaries has satisfied all judgments and neither the Borrower nor any of its Restricted Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign. Neither Borrower nor any of its Restricted Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower or any of its Subsidiaries, or the ability of the Borrower to carry out its obligations under the Notes or this Agreement. Neither the Borrower nor any of its Restricted Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

     5.12 Environmental Compliance. The Borrower and each Subsidiary (i) is in compliance in all material respects with all applicable environmental, transportation, health and safety statutes and regulations, and (ii) has not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release or storage of any toxic or hazardous waste or substance into the environment. The Borrower and its Subsidiaries have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with a release or other discharge of any hazardous, toxic or waste material, including petroleum, on, in, under or into the environment surrounding any property owned, used or leased by any of them.

SECTION 6. COVENANTS

     So long as any Commitment shall be in effect or any Note is outstanding, unless compliance shall have been waived in writing by the Agent, with the consent of the Required Banks, the Borrower agrees that:

     6.1 Financial Statements. The Borrower will deliver to each of the Banks:

         (a) within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year, and consolidated and consolidating statements of income and retained earnings and changes in financial position of the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form corresponding consolidated and consolidating figures from the preceding fiscal year, all as reported on by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing;

         (b) within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and retained earnings and changes in financial position of the Borrower and its consolidated Subsidiaries for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter as filed with the Securities and Exchange Commission, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the principal accounting officer of the Borrower (i) setting forth whether the Borrower was in compliance with the requirements of
Section 6 on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (iii) having attached thereto a schedule in reasonable detail satisfactory to the Banks setting forth the computations necessary to determine whether the Borrower is in compliance with the financial covenants set forth in this Section 6;

         (d) promptly upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer or the principal accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (f) promptly upon the filing thereof, copies of all registration statements (other than registration statements relating to securities registered in connection with an employee benefit plan), annual reports and Form 8-K's or its equivalent which the Borrower shall have filed with the Securities and Exchange Commission;

         (g) if and when the Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 or ERISA) with respect to any Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;

         (h) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Bank may reasonably request.

     6.2 Current Ratio. The Borrower will at all times maintain Consolidated Current Assets at not less than 175% of Consolidated Current Liabilities.

     6.3 Guaranties. Neither the Borrower nor any Restricted Subsidiary will become liable for or permit any of its Property to become subject to any Guaranty except: (a) Guaranties of indebtedness for borrowed money under which the maximum aggregate principal amount guaranteed can be mathematically determined at the time of issuance, (b) other Guaranties under which the maximum aggregate amount guaranteed can be mathematically determined at the time of issuance and (c) Guaranties of indebtedness owed to the Banks under this Agreement. Each Guaranty permitted by this Section 6.3 must comply with the other requirements of Section 6 to the extent the provisions of Section 6 require the amount of the Guaranty to be included in Consolidated Current Liabilities, Current Debt or Long Term Debt.

     6.4 Liens and Encumbrances.

         (a) Neither the Borrower nor any Restricted Subsidiary will cause or permit or hereafter agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or subsequently acquired, to be subject to a Lien except:

              (i) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, repairmen, workmen, materialmen, carriers, warehousers, landlords and other like Persons, or similar statutory Liens, provided that (A) they do not in the aggregate materially reduce the value of any Properties subject to the Liens or materially interfere with their use in the ordinary conduct of the owning company's business, (B) all claims which the Liens secure are not delinquent or are being actively contested in good faith and by appropriate proceedings and (C) adequate reserves have been established therefor on the books of the Borrower, if required by generally accepted accounting principles;

              (ii)   Liens incurred or deposits made in the ordinary course of
business  (A)  in  connection  with   worker's compensation, unemployment
insurance, social security and other like laws, or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

              (iii) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (A) execution and other enforcement are effectively stayed, (B) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings and (C) adequate reserves have been established therefor on the books of the Borrower, if required by generally accepted accounting principles;

              (iv) Liens on Property of a Restricted Subsidiary, provided that they secure only obligations owing between the Borrower and any Restricted Subsidiary;

              (v) Liens existing on the date hereof, which Liens are set forth on Exhibit E hereto;

              (vi) other Liens not otherwise permitted under this Section 6.4(a)(i)-(v) securing Long Term Debt or Current Debt and limited to real estate, plant, or equipment, provided such Liens secure the purchase price of such property do not exceed the lesser of the cost or fair market value of such property, and do not extend to any other asset; and provided, further, that the aggregate amount of indebtedness secured by such Liens shall not exceed 20% of Consolidated Adjusted Tangible Net Worth or the amounts permitted under
Section 6.17(b) with respect to indebtedness incurred by one of the Subsidiaries identified therein: and

              (vii)   Liens  resulting   from   the extension, refunding,
renewal or replacement of the indebtedness secured by the Liens described in paragraphs (iv), (v), and (vi) above, up to the amount outstanding under such indebtedness at the time of such extension, refunding, renewal or replacement.

         (b) In  case  any Property is subjected to a Lien in violation  of
Section 6.4(a), the Borrower will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of Section 6.4(a) shall constitute an Event of Default whether or not any such provision is made pursuant to this Section 6.4(b).

     6.5 Restricted Payments and Restricted Investments.

         (a) Neither the Borrower nor any Restricted Subsidiary will declare, make or incur any liability to make, any Restricted Payment or make or authorize any Restricted Investment or purchase or otherwise acquire any Restricted Investment if, immediately after giving effect to the Restricted Payment or Restricted Investment, the sum of such Restricted Payments and the amount of Restricted Investments (valued immediately after such action) made after the date hereof would exceed the sum of $13,000,000 plus 20% of Consolidated Adjusted Net Income accumulated after January 27, 1996.

         (b) Notwithstanding anything in Section 6.5(a) to the contrary, (i) the aggregate amount of loans and advances by Borrower to, and accounts receivable of Borrower from, any Guarantor shall not exceed (A) $10,000,000 in the case of Buffalo China, Inc., (B) $20,000,000 in the case of Camden Wire Co., Inc., and (C) the maximum amount of the Guarantee Agreement in the case of any other Guarantor, and (ii) Borrower shall not make or permit to exist any loans or advances by Borrower to, or accounts receivable of Borrower from, Kenwood Silver Company, Inc., except for accounts receivable consisting of accrued management fees owed by Kenwood Silver Company, Inc. to Borrower for management services rendered by Borrower in the ordinary course of business and in a manner consistent with past practice.

     6.6 Restricted Dividends. Neither the Borrower nor any Restricted Subsidiary will declare, make, pay, or incur any liability for any Restricted Dividend other than (a) a Restricted Dividend paid to Borrower by a Restricted Subsidiary, and (b) Restricted Dividends which do not exceed the sum of $8,000,000 plus 50% of Consolidated Adjusted Net Income accumulated subsequent to January 27, 1996.

     6.7  Merger  and Consolidation. Neither the Borrower nor  any  Restricted
Subsidiary will be a party to any merger or consolidation (except that a Restricted Subsidiary may merge into or consolidate with the Borrower or another Restricted Subsidiary) provided that the Borrower may merge or consolidate with another corporation if (a) the surviving or acquiring corporation (i) is organized under the laws of the United States or a jurisdiction thereof, (ii) expressly assumes the covenants and obligations in the Notes and this Agreement, (iii) is solvent, and (iv) would not, immediately after giving effect to the transaction, be in default under any of the terms of the Notes or this Agreement, and (b) no Default shall have occurred, including, without limitation, a Default of the nature described in Section 7(h) hereof.

     6.8 Transactions with Affiliates: Restricted Subsidiaries.

         (a) Neither the Borrower nor any Restricted Subsidiary will enter into any transaction (including the purchase, sale or exchange of Property or the rendering of any service) with any Affiliate except upon fair and reasonable terms which are at least as favorable to the Borrower or the Restricted Subsidiary as would be obtained in a comparable arm's-length transaction with a non-Affiliate.

         (b) The Borrower may from time to time cause any Subsidiary to be designated as a Restricted Subsidiary (provided the Subsidiary satisfies the requirements set forth in the definition of Restricted Subsidiary) or any Restricted Subsidiary to be designated an Unrestricted Subsidiary; provided, however, that neither Buffalo China, Inc. nor Camden Wire Co., Inc. may be designated an Unrestricted Subsidiary; and provided further that immediately following such action and after giving effect thereto, (A) no Event of Default would exist under the terms of the Notes or this Agreement, (B) the Borrower and its Restricted Subsidiaries would be in compliance with all of the covenants set forth in this Section 6 if tested on the date of such action, and (C) any Restricted Subsidiary which is designated an Unrestricted Subsidiary has no interest in any other Restricted Subsidiary or the Borrower and has no indebtedness for borrowed money from the Borrower or any Restricted Subsidiary, and provided, further, that once a Restricted Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary. Within ten (10) days following any designation described above, the Borrower will deliver to you a notice of such designation accompanied by a certificate signed by a principal financial officer of the Borrower certifying compliance with all requirements of this Section 6.8(b) and setting forth all information required in order to establish such compliance.

     6.9 Sale of Property and Subsidiary Stock. Neither the Borrower nor any Restricted Subsidiary will (a) sell, lease, transfer or otherwise dispose of any of its Property (other than to the Borrower and other than in a transaction permitted by Section 6.7) or (b) sell or otherwise dispose of any shares of the stock (or any options or warrants to purchase stock or Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, if the effect would be to reduce the direct or indirect proportionate interest of the Borrower and its other
Restricted Subsidiaries in the outstanding Subsidiary Stock of the Restricted Subsidiary whose shares are the subject of the transaction; provided, however, that these restrictions do not apply to:

         (a)  the issue of directors' qualifying shares; or

         (b) the transfer of Property (other than Subsidiary Stock) in the ordinary course of business; or

         (c) the transfer of Property (including up to, but not more than, 15% of the outstanding Subsidiary Stock of any Subsidiary) during any fiscal year to any Person if (A) such Property (valued at the greater of book or fair market value at the time of disposition thereof) does not, together with Property of the Company and all other Restricted Subsidiaries previously disposed of during such fiscal year (other than in the ordinary course of business and other than to the Borrower and other than in a transaction permitted by Section 6.7), constitute 10% or more of Consolidated Adjusted Tangible Assets determined as of the beginning of such fiscal year; (B) the sum of the portions of Consolidated Adjusted Net Income which were contributed during the immediately preceding four fiscal quarters by

(1) such Property, (2) each Restricted Subsidiary which has been disposed of since the beginning of such four fiscal quarters (other than to the Borrower and other than in a transaction permitted by Section 6.7), and (3) other Property of the Borrower and all Restricted Subsidiaries disposed of since the beginning of such four fiscal quarters (other than in the ordinary course of business and other than to the Borrower and other than in a transaction permitted by Section 6.7), do not constitute more than 10% of Consolidated Adjusted Net Income for any such four fiscal quarters; and
(C) the amount of Subsidiary Stock transferred, when added to Subsidiary Stock previously transferred, does not exceed 15% of the outstanding Subsidiary Stock of any Subsidiary. For purposes of determining Borrower's compliance with this subsection (c) in the event of a sale of up to 15% of the Subsidiary Stock of a Subsidiary, the Property transferred shall be deemed to be the Adjusted Tangible Assets of such Subsidiary multiplied by the percentage of Subsidiary Stock transferred.

     6.10 Net Worth. At the end of each of its fiscal quarters, Borrower will maintain Consolidated Adjusted Tangible Net Worth of not less than the sum of $80,000,000 plus 30% of Consolidated Adjusted Net Income accumulated after January 28, 1995. The minimum Consolidated Adjusted Tangible Net Worth requirement set forth in this Section shall be unaffected by and shall not be reduced as a result of losses, if any, sustained by the Borrower or its consolidated Subsidiaries after January 28, 1995.

     6.11 Interest Coverage Ratio. For the period of four consecutive fiscal quarters immediately prior to the execution of this Agreement and for each period of four consecutive fiscal quarters while any Note is outstanding, the Borrower will maintain Consolidated Income Available for Interest Charges at not less than 200% of Consolidated Interest Charges.

     6.12 Payment of Taxes and Claims. The Borrower and each Restricted Subsidiary will pay, before they become delinquent,

         (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

         (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property, provided that the items enumerated in Subparagraphs (a) and (b) above need not be paid while being contested in good faith and by appropriate proceedings and provided further that adequate book reserves have been established with respect thereto, if required by generally accepted accounting principles, and provided further that the owing company's title to, and its right to use, its Property is not materially adversely affected thereby.

     6.13 Maintenance of Properties and Corporate Existence. The Borrower and each Restricted Subsidiary will:

         (a) Property--maintain its Property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto;

         (b) Insurance--maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including public liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

         (c) Financial Records--keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles;

         (d) Corporate Existence and Rights--do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises and (ii) to maintain each Restricted Subsidiary as a Restricted Subsidiary, except as otherwise permitted by Sections 6.7, 6.8 and 6.9; and

         (e) Compliance  with  Law--not  be   in violation of any laws,
ordinances, or governmental rules and regulations to which it is subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Borrower and its Subsidiaries as a whole

     6.14 Payment of Notes and Maintenance of Office. The Borrower will punctually pay or cause to be paid the principal and interest (and premium, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office in the State of New York where notices, presentations, and demands in respect of this Agreement or the Notes may be made upon it. Such office shall be maintained at Oneida, New York until such time as the Borrower shall so notify the holder(s) of the Notes of any change of the location of such office within such State.

     6.15 ERISA Compliance.

         (a) Neither the Borrower nor any Restricted Subsidiary will at any time fail to comply with the minimum funding standards of Title I, Part 3 of ERISA or Section 412 of the Code.

         (b) All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans shall be reasonable in the good faith judgment of the Borrower and shall comply with all requirements of law.

         (c) Neither the Borrower nor any Restricted Subsidiary will at any time permit any Pension Plan maintained by it to:

              (i)  engage   in  any  "prohibited transaction", as such term is
defined in Section 4975 of the Code;

              (ii) incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived; or

              (iii) be terminated in a manner which could result in the imposition of a Lien on the Property of the Borrower or any Restricted Subsidiary pursuant to Section 4068 of ERISA.

     6.16 Use of Proceeds. The Borrower shall use the proceeds of the Loans made hereunder for the general corporate purposes of the Borrower and its Subsidiaries, provided that no proceeds shall be used to purchase margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Proceeds of Loans in an amount not to exceed $15,000,000 in the aggregate may be used to make Restricted Investments provided that any Restricted Investment complies with Section 6.5 hereof.

     6.17 Limitations on Debt.

         (a) The ratio of Total Funded Debt of the Borrower and its Restricted Subsidiaries to Consolidated Adjusted Tangible Net Worth shall not exceed 1.35 as of the end of any fiscal quarter.

         (b) Borrower shall not permit Buffalo China, Inc. to incur Total Funded Debt in excess of $5,000,000 and Camden Wire Co., Inc. to incur Total Funded Debt in excess of $11,500,000, except for Total Funded Debt payable to the Borrower and permitted by Section 6.5. Borrower shall not permit any other Guarantor to incur Total Funded Debt (except Total Funded Debt payable to the Borrower and permitted by Section 6.5) in excess of an amount agreed to by Borrower and the Banks at the time the Guarantee Agreement of such other Guarantor is delivered, which amount shall be determined on a basis consistent with the limitations set forth in this Section 6.17(b) with respect to Buffalo China, Inc. and Camden Wire Co., Inc.

         (c) Borrower shall not permit Kenwood Silver Company, Inc. to incur any Total Funded Debt.

     6.18 Guarantors. The Borrower will cause each Restricted Subsidiary acquired or formed after the date of this Agreement to execute and deliver to each Bank a Guarantee Agreement if the assets of such Restricted Subsidiary at any time account for 5% or more of the Consolidated Adjusted Tangible Assets of Borrower and its Subsidiaries.

     6.19 Compliance with Laws. Borrower shall comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders. In furtherance, but not in limitation, of such obligation, Borrower shall:

         (a)  comply in all material respects with all Environmental Laws;

         (b) notify the Banks immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party if there exists the reasonable likelihood of a material loss or liability or the reasonable likelihood of the suspension of business operations;

         (c) in the event of any hazardous discharge from or affecting any of the premises of either Borrower or any of its Subsidiaries which has a reasonable likelihood of resulting in a material loss or liability or a material suspension of business operations, (i) notify the Banks immediately thereof,
(ii) promptly contain and remove the  same in  the manner  required by law,
(iii) promptly pay any fine or penalty assessed  in connection therewith unless
being  contested  in  good  faith   by   proper proceedings, (iv) at the request
of any Bank, permit the Bank to inspect all books, correspondence and records pertaining thereto, (v) at the Borrower's expense, provide a report of a qualified environmental engineer reasonably acceptable to the Agent with sufficient information to enable the Agent to determine the Borrower's liability for remediation and response costs, damages, fines and other costs and expenses arising out of the hazardous discharge, to the extent such liability can reasonably be quantified by the engineer, and (vi) provide such other and further assurances reasonably satisfactory to each Bank that the condition has been corrected.

     6.20 Change in Business. Neither the Borrower nor any Restricted Subsidiary (whether now existing or hereafter acquired or organized) will engage in any business if, after giving effect thereto, less than 80% of the Consolidated Adjusted Tangible Assets of the Borrower at the most recently ended fiscal quarter would be attributable to the current business of the Borrower and its Restricted Subsidiaries taken as a whole, including, but not limited to, the manufacturing, advertising, sales and distribution of industrial wire, household and foodservice products and related business.

SECTION 7. EVENTS OF DEFAULT

     If any one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay any principal of or interest on any Loan, or any fee payable hereunder or under any document executed in connection herewith, within three days of when due; or

         (b) any representation or warranty made by the Borrower herein or in any instrument or document delivered pursuant hereto shall prove to be incorrect or misleading in any material respect upon the date when made; or

         (c) Borrower shall (i) be in default of or fail to perform any term, covenant or agreement contained in Sections 6.1, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.13(d), 6.14 or 6.16; or (ii) be in default of or fail to perform any other term, covenant or agreement contained herein and such failure shall continue uncured for a period of 30 days; or

         (d) the   Borrower  or  any  Restricted Subsidiary shall (i) fail to
pay  any  aggregate  indebtedness   exceeding $1,000,000 (other than the Notes)
when due or interest thereon and such failure shall continue for more than any applicable period of grace with respect thereto or (ii) fail to observe or perform any term, covenant, or agreement contained in any agreement or instrument (other than this Agreement or the Notes) by which it is bound evidencing or securing or relating to any aggregate indebtedness exceeding $1,000,000 and such failure continues for more than any applicable period of grace with respect thereto, if the effect thereof is to permit (or, with the giving of notice or lapse of time or both, would permit) the holder or holders thereof or of any obligations issued thereunder or a trustee or trustees acting on behalf of such holder or holders to cause acceleration of the maturity thereof or of any such indebtedness; or

         (e) the Borrower or any Restricted Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or

         (f) an involuntary case or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding is not controverted by Borrower within 10 days and is not dismissed within 60 days; or an order for relief shall be entered against the Borrower or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (g) the Borrower or any member of the Controlled Group shall fail to pay when due any amount which it shall have become liable to pay to the PBGC or to a Plan or Plans or notice of intent to terminate a Plan or Plans having aggregate unfunded vested liabilities shall be filed under Title IV of ERISA by the Borrower or any member of the Controlled Group, any plan administrator or any combination of the foregoing, or the PBGC shall institute proceedings under Tile IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter, or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated;

         (h) any Person or two or more Persons acting in concert (other than the Borrower, any Subsidiary of the Borrower, any employee benefit plan maintained by the Borrower or any of its Subsidiaries, or any trustee or fiduciary with respect to such plan acting in such capacity) (i) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency;

         (i) any representation or warranty made by a Guarantor in any Guarantee Agreement shall prove to be incorrect or misleading in any material respect upon the date when made; or

         (j) any Guarantor shall be in default or fail to perform any term, covenant or agreement contained in any Guarantee Agreement and such failure shall continue uncured for a period of 30 days; then, and in every such event, (1) in the case of any of the Events of Default specified in paragraph
(e) or (f) above, the Commitments shall thereupon automatically be terminated and the principal of and accrued interest on each Note and all other sums payable under this Agreement shall automatically become due and payable without presentment, demand, protest, or other notice or formality of any kind, all of which are hereby expressly waived, and (2) in the case of any other Event of Default specified above, the Agent shall, upon request of the Required Banks, by notice in writing to the Borrower, terminate the Commitments hereunder, if still in existence, and, by notice in writing to the Borrower, declare the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be and the same shall thereupon forthwith become, due and payable without presentment, demand, protest, or other notice or formality of any kind, all of which are hereby expressly waived.

SECTION 8. THE AGENT: RELATIONS AMONG BANKS AND BORROWER.

     8.1  Appointment.  Powers  and Immunities of  Agent.   Each  Bank  hereby
irrevocably (but subject to removal by the Required Banks pursuant to Section 8.9) appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under,
this   Agreement,   or  for  the  value,  legality,  validity,   effectiveness,
genuineness, enforceability or sufficiency of this Agreement or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact, and the Agent shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     8.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

     8.3 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 8.8) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks;

and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

     8.4 Rights of Agent as a Bank. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis) and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. The Agent shall have no duty to disclose to the Banks, information about the Borrower and its Affiliates obtained by the Agent or its Affiliates in connection with such relationships with the Borrower.

     8.5 Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 9.4 but without limiting the obligations of Borrower under Section 9.4) ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 9.4 but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     8.6 Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement to be delivered to the Agent for such Bank.

     8.7 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their affiliates) which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement or any document or instrument referred to herein or therein, for record or give notice of this Agreement or any document or instrument referred to herein or therein, to anyone.

     8.8 Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 8.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     8.9 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks, with the consent of the Borrower (which shall not be unreasonably withheld), shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York State and which shall perform its duties as successor Agent from an office located in New York State. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal as Agent, the provisions of this Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     8.10 Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement which affects its duties hereunder unless it shall have given its prior consent thereto.

     8.11 Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder.

     8.12 Transfer of Agency Function. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices located in the continental United States, provided that the Agent shall promptly notify the Borrower and the Banks thereof.

     8.13 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

     8.14 Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

     8.15 Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, provided that each Competitive Bid Loan made by a Bank shall be for the sole account of such Bank, and none of the other Banks shall have any obligation with respect thereto. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     8.16 Pro Rata Treatment of Loans Etc. Except to the extent otherwise provided: (a) each borrowing of Loans under Section 2.1 shall be made from the Banks, each reduction or termination of the amount of the Commitments under Section 2.8 shall be applied to the Commitments of the Banks, and each payment of commitment fee accruing under Section 2.7(a) shall be made for the account of the Banks, pro rata according to the amounts of their respective unused Commitments; (b) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks; and (c) each payment of facility fee accruing under Section 2.7(b) shall be made for the account of the Banks, pro rata according to the amounts of their Commitments.

     8.17 Sharing of Payments Among Banks.

         (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

         (b) If any Bank obtains payment of any principal of or interest on any Loan (other than a Competitive Bid Loan) made by it to the Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (including any payment obtained from or charged against a third party), and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Bank in respect of Loans than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans (other than Competitive Bid Loans) made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

         (c) The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans (other than Competitive Bid Loans) made by other Banks (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

         (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness (including, without limitation, Competitive Bid Loans) or obligation of the Borrower.

         (e) If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this
Section 8.17 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 8.17 to share in the benefits of any recovery on such secured claim.

SECTION 9. MISCELLANEOUS

     9.1 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy with receipt confirmed or in writing (or, with respect to notices of borrowing given pursuant to Sections 2.2 and 2.3 hereof, by telephone, confirmed in writing by telecopy or mail by the close of business on the day the notice is given) and telecopied, mailed or delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     9.2 Amendments and Waivers: Cumulative Remedies

         (a) Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended, waived or modified only by an instrument in writing signed by the Borrower, the Required Banks, and (for matters affecting the Agent in its capacity as Agent) the Agent, or by the Borrower and the Agent acting with the consent of the Required Banks, provided however that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, (iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee which is payable hereunder, (iv) alter the terms of this Section 9.2(a) (v) amend the definition of the term "Required Banks"; or (vii) waive any of the conditions precedent set forth in Section 3 hereof; and provided, further, that any amendment of Section 8 hereof shall require the consent of the Agent.

         (b) No failure or delay on the part of any Bank in exercising any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement or the Notes preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies provided in and contemplated by this Agreement and the Notes are cumulative and not exclusive of any rights or remedies provided by law.

     9.3 Assignments and Participations.

         (a) The Borrower may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

         (b) No Bank may assign any of its Loans, its Notes or its Commitment without the prior consent of the Agent and the Borrower, such consents not to be unreasonably withheld or delayed. Any such assignment shall be in a minimum principal amount of $5,000,000. Upon written notice to the Borrower and the Agent of an assignment (which notice shall identify the assignee Bank, the amount of the assigning Bank's Commitment, Loans and Notes assigned in detail reasonably satisfactory to the Agent) and upon the effectiveness of any assignment consented to by the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment, Loans and Notes (or portions thereof) assigned to it (in addition to the Commitment, Loans and Notes, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portions thereof) so assigned. Upon making an assignment, the assigning Bank shall pay a $2,500 assignment fee to the Agent.

         (c) A Bank may sell to one or more other Persons a participation in all or any part of any Loan and Commitment held by it, but each such participant shall not have any rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by the Borrower to any Bank under Section 4 hereof shall be determined as if such Bank had not sold any participations in such Loan and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold.

         (d) A Bank may furnish any information concerning the Borrower or its Subsidiaries in the possession of such Bank from time to time to assignees and participants

(including prospective assignees and participants), provided that each assignee or participant (or prospective assignee or participant) agrees to maintain the confidentiality of non-public, confidential information received from a Bank except for disclosures to officers, employees, auditors and counsel and disclosures required by law or pursuant to judicial process.

         (e) In addition to the assignments and participations permitted above, any Bank may assign and pledge all or any portion of its Loans and Note to (i) any Affiliate of such Bank, or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     9.4 Expenses: Documentary Taxes. The Borrower shall pay on demand all out-of-pocket expenses of the Banks and the Agent in connection with the preparation and administration of this Agreement, the Notes, the Guarantee Agreements and any waiver or amendment of any provision hereof or thereof (including fees and disbursements of counsel) and if there is an Event of Default, all out-of-pocket expenses incurred by the Agent or any Bank (including fees and disbursements of counsel) in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from and hold them harmless against
(a) any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes and (b) any losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation) relating to the financing contemplated by this Agreement or the actual or proposed use by the Borrower of the proceeds of the Loans (whether or not the transaction contemplated is actually completed or the loan documentation is signed), including without limitation, the reasonable fees and disbursements of counsel incurred in connection therewith (but excluding any loss, liability, claim, damage, or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     9.5 Counterparts. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     9.6 Headings. The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

     9.7 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of New York.

     9.8 Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Onondaga County, New York with respect to any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such state or federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by mailing copies of such process to the Borrower at its address specified in
Section 9.1. The Borrower further agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower waives any objection to jurisdiction or venue in New York State and any objection to an action or proceeding in such state on the basis of forum non conveniens.

     9.9 Waiver of Jury Trial. The Borrower hereby voluntarily and irrevocably waives any right to a trial by jury in any action, suit or proceeding instituted by or against the Borrower arising out of or in connection with this Agreement.

     9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     9.11 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire understanding of the parties relative to the making of revolving credit loans by the Banks. This Agreement supersedes and replaces the Credit Agreement dated as of January 21, 1994 between the Borrower, the Banks and the Agent (the "Prior Agreement"). All revolving credit loans outstanding under the Prior Agreement shall automatically become Loans outstanding hereunder.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly authorized officers as of the day and year first above written.

                                       ONEIDA LTD.
                                       By: /s/ Edward W. Thoma
                                       Edward W. Thoma
                                       Senior Vice President

                                       Address for Notices:
                                       Oneida Ltd.
                                       Oneida, New York 13241
                                       Attention: Treasurer
                                       Telex: (315) 685-4507
                                       Telecopy No.: (315) 361-3700


Commitment                             THE CHASE MANHATTAN BANK, N.A.
$20 000,000                            By: /s/ Joseph Oddo V.P.
                                       Joseph Oddo
                                       Vice President

                                       Lending office for Eurodollar Loans:
                                        Chase Manhattan Bank, N.A.
                                        4 Chase Metrotech Center
                                        13th Floor
                                        Brooklyn, New York 11245
                                        Telecopy No: (718) 242-6909/10

                                       Lending Office for Other Loans:
                                       Chase Manhattan Bank, N.A.
                                       4 Chase Metrotech Center
                                       13th Floor
                                       Brooklyn, New York 11245
                                       Telecopy No: (718) 242-6909/10

                                       Agency Office:
                                       Chase Manhattan Bank, N.A.
                                       4 Chase Metrotech Center
                                       13th Floor
                                       Brooklyn, New York 11245
                                       Telecopy No: (718) 242-6909/10

                                       Address  for  Notices Under  Sections
                                       2.2, 2.3 and 8.13:
                                       Chase Manhattan Bank, N.A.
                                       4 Chase Metrotech Center
                                       13th Floor
                                       Brooklyn, New York 11245
                                       Telecopy No: (718) 242-6909/10

                                       Address for all other Notices:
                                       Chase Manhattan Bank, N.A.
                                       One Lincoln Center
                                       Syracuse, New York 13202
                                       Attn: Corporate Industries Dep't Telecopy
                                       No.: (315) 424-2706


Commitment                             CHEMICAL BANK
$12,500,000                            By: /s/ Christine McLeod
                                       Title:  Vice President

                                       Lending Office for Eurodollar Loans:
                                       Chemical Bank
                                       270 Park Avenue, 6th Floor
                                       New York, New York 10017

                                       Lending Office for Other Loans:
                                       Chemical Bank
                                       1975 Lake Street
                                       Elmira, New York 14901

                                       Address for Notices:
                                       Chemical Bank
                                       1975 Lake Street
                                       Elmira, New York 14901
                                       Telecopy No.: (607) 734-7645



Commitment                             NATIONSBANK, N.A.
$12,500,000                            By:  /s/ Mary Ellen  H. Jones
                                       Title: Senior Vice President


                                       Lending Office for Eurodollar Loans:
                                       NationsBank, N.A.
                                       1 NationsBank Plaza;
                                       NC1-007-06-19
                                       Charlotte, North Carolina 28255

                                       Lending Office for Other Loans:
                                       NationsBank, N.A.
                                       1 NationsBank Plaza;
                                       NC1-007-06-19
                                       Charlotte, North Carolina 28255

                                       Address for Notices:
                                       NationsBank, N.A.
                                       767 Fifth Avenue, 5th Floor
                                       New York, New York 10153
                                       Telecopy No.: (212) 593-1083

                                    EXHIBIT A
                                 PROMISSORY NOTE


$Commitment of [Bank X]                                             [Date]

     ONEIDA LTD. (the "Borrower") a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of [Bank X] (the "Bank") at the office of The Chase Manhattan Bank, N.A., at 4 Chase Metrotech Center, 13th Floor, Brooklyn, New York 11245, for the account of the Applicable Lending Office of the Bank, the principal sum of ($Commitment amount of Bank X) or, if less, the amount of Base Rate Loans and Eurodollar Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in the Credit Agreement.
     The date and amount of each Base Rate Loan and Eurodollar Loan made by the Bank to the Borrower under the Credit Agreement referred to below, and the maturity date and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.
     This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of January 19, 1996 among the Borrower, the banks named therein (including the Bank) and The Chase Manhattan Bank, N.A., as Agent, and evidences Base Rate Loans and Eurodollar Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.
     The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.
     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.
     This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                        ONEIDA LTD.
                                        By:
                                        Name:
                                        Title:

              Amount         Amount              Balance         Notation
Date          of Loan        of Payment          Outstanding    By

                                    EXHIBIT B
                              COMPETITIVE BID NOTE


$45,000,000.00                                     [Date]

     ONEIDA LTD. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of [Bank X] (the "Bank") at the office of The Chase Manhattan Bank, N.A. at 4 Chase Metrotech Center, 13th Floor, Brooklyn, New York 11245, for the account of the Applicable Lending Office of the Bank, the principal sum of FORTY-FIVE MILLION DOLLARS ($45,000,000.00) or, if less, the amount of the Competitive Bid Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.
     The date and amount of each Competitive Bid Loan made by the Bank to the Borrower under the Credit Agreement referred to below, and the maturity date and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.
     This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of January 19, 1996 among the Borrower, the banks named therein (including the Bank) and The Chase Manhattan Bank, N.A., as Agent, and evidences Competitive Bid Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.
     The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default. Competitive Bid Loans may not be prepaid.
     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.
     This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                        ONEIDA LTD.
                                        By:
                                        Name:
                                        Title:

              Amount         Amount         Balance        Notation
Date          of Loan        of Payment     Outstanding    By

                                    EXHIBIT C
                     [FORM OF COMPETITIVE BID QUOTE REQUEST]


                                                   [Date]


TO:       The Chase Manhattan Bank, N.A., Agent
          4 Chase Metrotech Center
          13th Floor
          Brooklyn, New York 11245
          Attn: Muniram Appana or Laura Rebecca

FROM:     Oneida Ltd.

RE:       Competitive Bid Quote Request

     Pursuant to Section 2.3 of the Credit Agreement (the "Credit Agreement.') dated as of January 19, 1996, between Oneida Ltd. the banks named therein and The Chase Manhattan Bank, N.A., Agent, we hereby give notice that we request Competitive Bid Quotes priced at an Absolute Interest Rate for the following proposed Competitive Bid Borrowing(s):

Borrowing                                         Interest
Date                     Amount 1/                Period 2/


     Terms  used  herein  have the meanings assigned to  them  in  the  Credit
Agreement.

                                        ONEIDA LTD.
                                        By_____________________
                                        Name:
                                        Title:

____________________________________
1/   Each amount must be $5,000,000 or a larger multiple of $1,000,000

2/    A period not less than 30 days nor more than 180 days after the making of such Competitive Bid Loan and ending on a Business Day.

                                    EXHIBIT D
                         [FORM OF COMPETITIVE BID QUOTE]

The Chase Manhattan Bank, N.A., Agent
4 Chase Metrotech Center
13th Floor
Brooklyn, New York 11245

     Re: Competitive Bid Quote to Oneida Ltd. (the "Borrower")

     This Competitive Bid Quote is given in accordance with Section 2.3 of the Credit Agreement (the "Credit Agreement") dated as of January 19, 1996, between Oneida Ltd., the banks named therein and The Chase Manhattan Bank, N.A., as
Agent. Terms defined in the Credit Agreement are used herein as defined therein.
     In response to the Borrower's invitation dated ______, 19___, we hereby make the following Competitive Bid Quote(s) on the following terms:
              1. Quoting Bank: ________________________________________
              2. Person to contact at Quoting Bank:________________________
              3. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Borrowing                              Interest
Date               Amount 1/           Period 2/           Rate 3/

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the provisions of Section 2.3 of the Credit Agreement).

                                        Very truly yours,
                                        [Name of Bank]
                                        By ___________________
Dated:                                  Authorized Officer

_______________________________________
1/    The  principal  amount bid for each Interest Period may  not  exceed  the principal amount requested. Bids must be made for at least $5,000,000 or a larger multiple of $1,000.000.
2/    A  period no less than 30 and no more than 180 days after the  making  of such Competitive Bid Loan and ending on a Business Day, as specified in the related Competitive Bid Quote Request.
3/   Specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                                   SCHEDULE  E
                                      LIENS

ONEIDA LTD.
1.   #162265   7/30/91
     4 Raymond Lift Trucks
     Chase Lincoln Lease/Way, Inc.
2.   #176312        8/21/92
     Specified Equipment including Knife Forging Machine
     NYS Urban Development Corporation
3.   #026705   2/1/88 cont.     #209677
     Equipment
     Chase Lincoln Lease/way, Inc.

BUFFALO CHINA, INC.
1.   #034805    9/11/80 cont.   #189245
     Specified Equipment
     Marine Midland Bank
2.   #189829        9/6/91
     Fork Lift Truck
     Caterpillar Financial Services
3.   #019818        1/27/93
     Dry Press Equipment
     Chase Equipment Leasing, Inc.

CAMDEN WIRE CO., INC.
1.   #074551   2/26/86 cont.   #019665
     4 TRB/3.2 Samp Wire Drawing Equipment
     1 Robot
     Marine Midland Bank
2.   #177195        5/27/86 cont.       #040999
     MicroVax II Computer (Deck)
     Chase Lincoln Lease/Way, Inc.
3.   #223501        7/23/87 cont.       #059232
     2 Schreck Walkie Talkie Electric Pallet Trucks
     8 Yale Lift Trucks
     Chase Lincoln Lease/Way, Inc.
4.   #317265   10/22/87 cont.  #149044
     Lesmos Bunching Equipment
     Chase Lincoln Lease/Way, Inc.
5.   #149198        6/13/88 cont.       #013433
     115 KV Substation Expansion
     M&T Financial Corp.

6.   #023859        2/4/91
     All inventory of Copper Rod delivered by Kirtland Indiana LP
     Kirtland Indiana LP.
7.   #030755        2/13/92
     2 Caterpillar Gas Model Lift Trucks
     Cheyenne Leasing Co.
8.   #009599        1/15/93
     Motorized Yale Hand Pallet Truck
     Cheyenne Leasing Co.
9.   #169644        8/9/93
     Lesmos Bunching Equipment
     Chase Equipment Leasing, Inc.
10.  #169645        8/9/93
     Lesmos Bunching Equipment
     Chase Equipment Leasing, Inc.
11.  #862754        8/10/93   Arkansas
     Chase Equipment Leasing
12.  #921842        9/6/94    Arkansas
     Yale Financial Services, Inc. - Arkansas
13.  #0673879  7/24/89   Arkansas
     Kalmar Capital Corp.
     Equipment
14.  #179999   9/1/94  Arkansas
     Lift Trucks
     Yale Financial Services, Inc.
15.  #490416        8/5/85 cont.        7/12/95
     Real Estate, Equipment, Machinery
     Simmons First National Bank
16.  #492678        8/23/85 cont.       7/12/95
     Bond Indenture
     City of Pine Bluff

                                    EXHIBIT F
                      LIMITED CORPORATE GUARANTEE AGREEMENT


To:  The Chase Manhattan Bank, N.A.
     (as Agent and as Bank)
     One Lincoln Center
     Syracuse, New York 13202

     NationsBank, N.A.
     1 NationsBank Plaza
     Charlotte, North Carolina 28255

     Chemical Bank
     1975 Lake Street
     Elmira, New York 14901

                                                   [Date]


DEFINITIONS
     In this Agreement, the words we, our, us, ours and Guarantor shall mean the corporation executing and delivering this Agreement. The words you, your and yours mean each of the Agent, each Bank to whom this Agreement is addressed, and each Bank which hereafter becomes a party to the Credit Agreement identified below. All capitalized terms not defined herein shall have the meanings given to those terms in such Credit Agreement.

GUARANTEE
     For value received and in order to induce you to extend credit or other considerations to Oneida Ltd., a New York corporation ("Borrower"), Guarantor hereby absolutely and unconditionally, jointly with any other party and severally, guarantees unto each of you, your successors and assigns, the payment whenever due, by acceleration or otherwise, of any and all debts, liabilities and obligations of Borrower to you under a Credit Agreement dated as of January 19, 1996 among Borrower, The Chase Manhattan Bank, N.A., as Agent, and the Banks which are signatories thereto ("Credit Agreement"), without deduction by reason of setoff, defense or counterclaim, without regard to the enforcement of any other guarantee or any other obligations or security, and whether or not such debts, liabilities or obligations are now existing or hereafter incurred, including any extensions and renewals thereof or a part thereof, together with interest, fees, charges, expenses and costs of enforcement or collection (including reasonable attorney's fees of both outside counsel and the allocated costs of in-house counsel) (the "Liabilities"); provided, however, that the liability of Guarantor under this Agreement shall not exceed the sum of $______ , together with expenses and the costs of enforcement (including reasonable attorney's fees). You may make loans or extend credit to Borrower in excess of this limit without affecting the liability of Guarantor hereunder, but the liability of Guarantor shall not exceed this limitation.

     All payments required to be made by Guarantor under this Agreement shall be made to the Agent at the address set forth above or such other address as may be designated by the Agent in writing. All such payments, and any other recoveries under this Agreement, shall be applied first to the costs and expenses of the Agent in realizing upon this Agreement, with the balance to be allocated among the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans then outstanding under the Credit Agreement.

YOUR RIGHTS
     You may at any time without notice or demand of any kind, the receipt of which is expressly waived, without regard to any demands or requests by Guarantor and without thereby impairing Guarantor's obligations hereunder, releasing Guarantor hereunder or incurring any liability to Guarantor:

1. Change the rate of interest, the time for repayment, the amount outstanding or any other provisions with respect to any of the Liabilities, grant any extension, compromise, settlement, release or discharge (in whole or in part) to Borrower or any other party liable with Borrower, and sell, exchange, release, impair or compromise, or fail to perfect or omit to collect or enforce, any collateral security or other guarantee held by you, or exchange, substitute, deal with or take any additional collateral security;
2. Realize on and apply any sums of money or other collateral held by you, whether or not deposited by Guarantor, to such obligation or obligations as you may elect, whether guaranteed hereby or not, without regard to any rights of Guarantor, or any of them, in respect to the application thereof;
3. Waive, release, delay in the exercise of, or refrain from exercising, any of your rights (and the single or partial exercise of any such right or rights shall not preclude any other or further exercise thereof);
4. Fail to give notice to Guarantor of an event of default in the terms and conditions of the Liabilities: or
5. Take any other action, or engage in a course of conduct, which might constitute a legal or equitable discharge or defense of a surety or guarantor or which might otherwise limit recourse against Guarantor.

RIGHT TO SET OFF
     All sums to the credit of the Guarantor and any property of the Guarantor in your possession at any time shall be deemed held by you as security for the Liabilities and Guarantor hereby gives you the right, without notice to Guarantor, to set off such sums against any obligation of Guarantor hereunder.
     Your books and records showing the account and amounts outstanding between you and the Borrower shall he admissible in evidence in any action or proceeding, and shall constitute prima facie proof thereof. You may take or refrain from taking any of the actions authorized under this Guarantee without notice of any kind to Guarantor.

NATURE OF GUARANTEE
     Guarantor hereby waives any and all defenses based on the Liabilities and any right to assert any defenses that Borrower may have in connection with the Liabilities. No invalidity, irregularity or unenforceability of all or any part of the Liabilities or of the interest and penalties thereon, expenses of collection thereof, or of any collateral security therefor, shall affect, impair or be a defense to this Guarantee, and this Guarantee shall be enforceable as to all of the Liabilities, despite any petition in bankruptcy brought by or against the Borrower or despite adjustment of all or any part of the Liabilities in insolvency proceedings or pursuant to some other compromise with creditors.
     Guarantor's liability hereunder is in addition to and independent of any other liabilities which Guarantor has incurred or assumed, or may hereafter incur or assume, by way of endorsement, separate guarantee agreement, or in any other manner, with respect to all or any part of the Liabilities guaranteed hereby. This Guarantee does not supersede nor limit any such other liabilities of Guarantor and your rights and remedies under and pursuant to this Guarantee and any such other liabilities are cumulative and may be exercised singly or concurrently.
     Guarantor waives notice of protest and any right to notice of any action you take with respect to the Liabilities. This Guarantee is a guarantee of payment and not of collection. As a condition of payment or performance by Guarantor, you are not required to enforce any remedies against the Borrower or any other party liable to you on account of the Liabilities; nor are you required to seek to enforce or resort to any remedies with respect to any security interest, lien or encumbrance granted to you by the Borrower or any other party. This Agreement remains fully enforceable irrespective of any defenses Borrower may assert on the Liabilities, including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury.
     Guarantor hereby waives and renounces any and all rights that it has or may have for subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid by the Guarantor pursuant to this Guarantee. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of the Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of the Borrower in respect of such reimbursement under Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Borrower. Notwithstanding the foregoing, if it is clearly established, by an amendment to the Bankruptcy Code or by a final, non-appealable court decision binding on the Bankruptcy Court for the Northern District of New York, that a right of subrogation, indemnity, reimbursement or contribution in favor of Guarantor against the Borrower for amounts paid by Guarantor pursuant to this Guarantee would not render Guarantor a creditor of Borrower under the Bankruptcy Code, the foregoing waiver in this paragraph shall become ineffective.

REPAYMENT OR RECOVERY OF CLAIMS
     If claim is ever made upon you for repayment or recovery of any amount or amounts received by you in payment or on account of any of the Liabilities, and you repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body, or (b) any settlement or compromise of any such claim effected by you with any such claimant (including Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any termination hereof or the cancellation of any such Liabilities, and

Guarantor shall be and remain liable to you hereunder for the amounts so repaid or recovered to the same extent as if such amount had never originally been received by you.

ORGANIZATION AND AUTHORITY OF GUARANTOR
Guarantor does hereby represent and warrant that:
1. Guarantor is a corporation duly organized, validity existing and in good standing under the laws of its jurisdiction of incorporation;
2. Guarantor has all requisite corporate power and authority and all necessary licenses and permits to own and operate its assets and to carry on its business as now conducted and as presently proposed to be conducted;
3. Guarantor is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary (including, without limitation, New York);
4. Guarantor has the lawful authority to enter into this Agreement and by proper corporate action, where applicable, has been duly authorized to execute, deliver and perform this Agreement;
5. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Agreement will conflict with or result in a breach of or violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-Laws of Guarantor, or any of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which Guarantor is a party or by which it or any of its assets are bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor under the terms of any such instrument or agreement;
6. There are no actions, suits or proceedings pending, or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its property or rights in any court or by or before any governmental authority or arbitration board, tribunal or governmental instrumentality or agency which involve the possibility of materially and adversely affecting the condition (financial or otherwise) of Guarantor, or the ability of Guarantor to execute, deliver or perform this Agreement; Guarantor is not in default with respect to any applicable order of any court, governmental authority or arbitration board or tribunal;
7. Guarantor has heretofore furnished all requested financial statements or information requested by Bank in connection with this transaction; said statements and information are correct and complete, and present fairly the financial condition of Guarantor on the dates thereof and the results of its operations for the periods then ended, and show all known liabilities, direct or contingent, of Guarantor as of the date thereof, and each financial statement referred to herein was prepared in accordance with generally accepted accounting principles, consistently applied;
8. There has been no material adverse change in the business, assets, condition (financial or otherwise) of Guarantor since the date of the above described financial statements; and
9. Guarantor and Borrower are engaged in business as an integrated group the operation of which requires financing on such a basis that credit supplied to the Borrower can be made available from time to time (subject to the limitations contained in the Credit Agreement) to Subsidiaries of the Borrower (including Guarantor), as required for the continued successful operation of the integrated group as a whole. Guarantor expects to derive benefit, directly or indirectly, from the Loans to the Borrower both in the Guarantor's separate capacity and as a member of the integrated group. The Guarantor (a) is not and has not been rendered by the incurrence of its obligations hereunder unable to pay its indebtedness and obligations (including the Liabilities hereunder) as and when they mature, and (b) has assets with a book value which exceeds the total amount of its liabilities on existing obligations (including the Liabilities hereunder). To the best of Guarantor's knowledge, there is nothing which would indicate that the book value of its assets does not approximate the fair market value of such assets.

MISCELLANEOUS
1. Guarantor agrees that any action involving this Guarantee may be brought by you in any Federal or New York State Court in Onondaga County in the State of New York, and in any such action Guarantor consents that service of process upon Guarantor shall be effective if mailed to Guarantor by registered or certified mail, return receipt requested, at the address provided below or if service is otherwise made at that address. The Guarantor hereby voluntarily and irrevocably waives any right to a trial by jury in any action, suit or proceeding instituted by or against the Guarantor arising out of or in connection with this Agreement.
2. This instrument shall be binding upon Guarantor's successors and assigns and shall inure to your benefit. Your rights and benefits hereunder shall, if you so direct, inure to any party acquiring any interest in the Liabilities or any part thereof.
3. This instrument contains the entire agreement between you and Guarantor and cannot be changed orally. Guarantor expressly disclaims any reliance on any oral representation made by you. No failure by you to exercise any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise by you of any right hereunder preclude any other or further exercise thereof, and no waiver by you of any right hereunder shall operate as a waiver of any other right.
4. This Agreement and the transactions evidenced thereby shall be construed under the laws of the State of New York.
5. If any provision of this Agreement is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.


     IN WITNESS WHEREOF, Guarantor has signed this instrument on the date first hereinabove written.

                                        [NAME OF GUARANTOR]

                                        By:
                                        Title:

                                        [ADDRESS]

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF           )

On  this ____  day   of  _________,  ____,  before  me  personally   appeared
___________________ to me personally known, did depose and say that he/she is the _______________________ of ______________, the corporation described in and which executed the foregoing instrument, and that he/she executed the same by order of the Board of Directors of said corporation.
                                        _________________________
                                        Notary Public

                                    EXHIBIT G
                                  Pricing Grid
                   I           II              III            IV
                   Ratio<1.5   1.5<RATIO<2.5   2.5<RATIO<3.5  Ratio>3.5
Commitment Fee     12.50 BPs   15.00 BPs       17.50 BPs      25.00 BPs
Eurodollar Margin  50.00 BPs   62.50 BPs       75.00 BPs      100.00 BPs

     Ratio = the ratio of Total Funded Debt at the end of each fiscal quarter to Consolidated Cash Flow for the four fiscal quarters ending with such quarter. The Ratio is to be determined upon receipt of financial statements required to be delivered under Section 6.1 (a) and (b), with the change in Commitment Fee and Eurodollar Margin to take effect on the first day of the next succeeding May, August, November and February.

     By way of example, if the Ratio at the end of a fiscal quarter is 1.5 to 1.00, the level of Commitment Fee and the Eurodollar Margin is found in Column II.

     All numerical amounts for the Commitment Fee and Eurodollar Margin are expressed in basis points ("BPs").